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                                                               Exhibit 23.2

              Consent of Independent Accountants
           [Letterhead of PricewaterhouseCoopers LLP]

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form SB-2/A on Form S-3 of our report dated March 1, 2000 relating to the financial statements and financial statement schedule, which appears in NexMed, Inc.'s, Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    ---------------------------

PricewaterhouseCoopers LLP
New York, New York
January 12, 2001